Exhibit 3.1.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BLUEARC CORPORATION

Michael Gustafson certifies that:

1.         He is the President and Chief Executive Officer of BlueArc Corporation, a Delaware Corporation (the “Corporation”).

2.         The original Certificate of Incorporation of the Corporation was first filed with the Office of the Secretary of State of Delaware on October 28, 1999 under the name, “Synaxia Networks Inc.”

3.         This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation.

4.         This Amended and Restated Certificate of Incorporation has been duly approved by the required vote of the stockholders entitled to vote in accordance with the Certificate of Incorporation of the Corporation and Sections 228, 242 and 245 of the Delaware General Corporation Law.

5.         The Certificate of Incorporation of the Corporation is hereby amended and restated in full to read in its entirety as follows:

ONE. The name of this Corporation is “BlueArc Corporation.”

TWO. The address of the registered office of this Corporation in the State of Delaware is 3500 South Dupont Highway, City of Dover, County of Kent, 19901 and the name of the registered agent at that address is Incorporating Services, Ltd.

THREE. The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

FOUR. This Corporation is authorized to issue two classes of stock, designated Common Stock, $0.001 par value per share (“Common Stock”) and Preferred Stock (“Preferred Stock”), $0.001 par value per share. The total number of shares that this Corporation is authorized to issue is 103,106,584. The number of shares of Common Stock that this Corporation is authorized to issue is 50,540,389. The number of shares of Preferred Stock that this Corporation is authorized to issue is 52,566,195, of which 6,391,447 shares are hereby designated as Series AA Preferred Stock (“Series AA Preferred Stock”), 3,195,708 shares are hereby designated as Series AA-1 Preferred Stock (“Series AA-1 Preferred Stock,” and together with the Series AA Preferred Stock, the “Series AA Preferred”), 9,297,699 are hereby designated as Series BB Preferred Stock (“Series BB Preferred Stock”), 4,648,841 are hereby designated as Series BB-1 Preferred Stock (“Series BB-1 Preferred Stock,” and together with the Series BB Preferred Stock, the “Series BB Preferred”), 311,519 are hereby designated as Series CC Preferred Stock (“Series CC Preferred”), 7,004,826 are hereby designated as Series DD Preferred Stock (“Series DD Preferred Stock”), 3,502,402 are hereby designated as Series DD-1 Preferred Stock (“Series DD-1 Preferred Stock,” and together with the Series DD Preferred Stock, the “Series DD Preferred”), 789,980 are hereby designated as Series EE Preferred Stock (the “Series EE Preferred”), 5,537,160 are hereby designated as Series FF Preferred Stock (the “Series FF Preferred Stock”), 2,866,757 are hereby designated as Series FF-1 Preferred Stock (“Series FF-1 Preferred Stock,” and together with the Series FF Preferred Stock, the “Series FF Preferred” and together with the Series AA Preferred, Series BB Preferred, Series DD Preferred, and Series EE Preferred, the “Prior Preferred”) and 9,019,856 are hereby designated as Series GG Preferred Stock (“Series GG Preferred”).

The relative rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of Common Stock and Preferred Stock or the holders thereof are as follows:

A.         Dividends.

1.         The holders of the outstanding Series GG Preferred shall be entitled to receive, when, as, and if declared by the Corporation’s Board of Directors (the “Board”), or (if previously declared by the Board) as provided in Sections B.1-B.4 of this Article Four, dividends at the rate of $0.2023 per share (as adjusted for stock splits, stock dividends, recapitalizations, and similar events) per annum for each share of Series GG Preferred held, payable prior to and in preference to any dividend paid on any other class or series of shares of the Corporation’s capital stock. Such dividends shall not be cumulative, and no right to such dividend shall accrue to holders of Preferred Stock unless declared by the Board. No dividends shall be declared or paid, as the case may be, on any series of Preferred Stock unless cash dividends at the rate of $0.2023 (as adjusted for stock splits, stock dividends, recapitalizations and other similar events) per annum are declared or paid, as the case may be, on each share of Series GG Preferred. So long as any shares of Series GG Preferred shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made on any Common Stock or any other series of Preferred Stock, nor shall any shares of any Common Stock or any other series of Preferred Stock be purchased, redeemed, or otherwise acquired for value by the Corporation (except for acquisitions of Common Stock by the Corporation pursuant to agreements approved by the Board that permit the

Corporation to repurchase such shares from employees, officers, directors and consultants upon termination of their services to the Corporation or in exercise of the Corporation’s right of first refusal upon a proposed transfer) until all dividends as set forth in this Section A.1 on the Series GG Preferred shall have been paid or declared and set apart.

2.         The holders of the outstanding Series FF Preferred, Series EE Preferred and Series DD Preferred shall be entitled to receive, when, as, and if declared by the Corporation’s Board of Directors (the “Board”), or (if previously declared by the Board) as provided in Sections B.1-B.4 of this Article Four, out of funds legally available therefor, dividends, on a pari passu basis, $0.3622 per share (as adjusted for stock splits, stock dividends, recapitalizations, and similar events) per annum for each share of Series FF Preferred held, dividends at the rate of $0.4152 per share (as adjusted for stock splits, stock dividends, recapitalizations, and similar events) per annum for each share of Series EE Preferred held and dividends at the rate of $0.3312 per share (as adjusted for stock splits, stock dividends, recapitalizations, and similar events) per annum for each share of Series DD Preferred held, payable in preference and priority to any payment of any dividend on the Series AA Preferred, Series BB Preferred, Common Stock or other capital stock with rights, preferences and privileges junior to the Series FF Preferred, Series EE Preferred or Series DD Preferred. Such dividends shall not be cumulative, and no right to such dividends shall accrue to holders of Preferred Stock unless declared by the Board. No dividends shall be declared or paid, as the case may be, on any other series of Preferred Stock (other than the Series GG Preferred as provided for in Section A.1 above) unless cash dividends at the rate of (i) $0.3622 (as adjusted for stock splits, stock dividends, recapitalizations and other similar events) per annum are declared or paid, as the case may be, on each share of Series FF Preferred, (ii) $0.4152 (as adjusted for stock splits, stock dividends, recapitalizations and other similar events) per annum are declared or paid, as the case may be, on each share of Series EE Preferred and (iii) $0.3312 (as adjusted for stock splits, stock dividends, recapitalizations and other similar events) per annum are declared or paid, as the case may be, on each share of Series DD Preferred. So long as any shares of Series FF Preferred Series EE Preferred or Series DD Preferred shall be outstanding, except as pursuant to Section Four A.1 above, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made on any Common Stock or any other series of Preferred Stock, nor shall any shares of any Common Stock or any other series of Preferred Stock of the Corporation be purchased, redeemed, or otherwise acquired for value by the Corporation (except for acquisitions of Common Stock by the Corporation pursuant to agreements approved by the Board of Directors that permit the Corporation to repurchase such shares from employees, officers, directors and consultants upon termination of their services to the Corporation or in exercise of the Corporation’s right of first refusal upon a proposed transfer) until all dividends as set forth in this Section A.2 on the Series FF Preferred, Series EE Preferred and Series DD Preferred shall have been paid or declared and set apart.

3.         After the holders of Series GG Preferred, Series FF Preferred, Series EE Preferred and Series DD Preferred have received their dividend payments as set forth in Sections A.1 and A.2 above, the holders of the outstanding Series AA Preferred and Series BB Preferred shall be entitled to receive, on a pari passu basis, when, as, and if declared by the Board, or (if previously declared by the Board) as provided in Sections B.1-B.4 of this Article Four, out of funds legally available therefor, dividends at the rate of $0.24 per share (as adjusted for stock splits, stock dividends, recapitalizations, and similar events) per annum, payable in preference and priority to any payment of any dividend on Common Stock or other capital stock with rights, preferences and privileges junior to the Series AA Preferred or Series BB Preferred. Such dividends shall not be cumulative, and no right to such dividends shall accrue to holders of Preferred Stock unless declared by the Board. No dividends shall be declared or paid, as the case may be, on any series of Preferred Stock (other than the Series GG Preferred, Series FF Preferred, Series EE Preferred and the Series DD Preferred as provided for in Sections A.1 and A.2 above) unless cash dividends at the rate of $0.24 (as adjusted for stock splits, stock dividends, recapitalizations and other similar events) per annum are declared or paid, as the case may be, on each share of Series AA Preferred and Series BB Preferred. So long as any shares of Series AA Preferred or Series BB Preferred shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made on any Common Stock or any other series of Preferred Stock, nor shall any shares of any Common Stock or any other series of Preferred Stock (other than the Series GG Preferred, Series EE Preferred and the Series DD Preferred as provided for in Section A.1 above) be purchased, redeemed, or otherwise acquired for value by the Corporation (except for acquisitions of Common Stock by the Corporation pursuant to agreements approved by the Board that permit the Corporation to repurchase such shares from employees, officers, directors and consultants upon termination of their services to the Corporation or in exercise of the Corporation’s right of first refusal upon a proposed transfer) until all dividends as set forth in this Section A.3 on the Series AA Preferred and Series BB Preferred shall have been paid or declared and set apart.

4.         After the holders of the Series AA Preferred, Series BB Preferred, Series DD Preferred, Series EE Preferred, Series FF Preferred and Series GG Preferred have received their dividend preferences as set forth in Sections A.1, A.2 and A.3 above, the Preferred Stock holders will participate with the Common Stock holders pro rata, on an as converted to Common Stock basis, in any dividends declared by the Board out of funds legally available therefor.

B.         Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary (the “Liquidation Event”), distributions to the stockholders of the Corporation shall be made in the following manner:

1.         Series GG Preference Amount. The holders of the Series GG Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock, Series AA Preferred, Series BB Preferred, Series CC Preferred, Series DD Preferred, Series EE Preferred or Series FF Preferred by reason of their ownership of such stock, (i) if the Liquidation Event occurs within eighteen (18) months of the Original Issue Date of the Series GG Preferred, the amount of $3.7934 per share for each share of Series GG Preferred then held by them (as adjusted for stock splits, stock dividends, recapitalizations, and similar events), plus an amount equal to all declared but unpaid dividends from the date of issuance of such share on the Series GG Preferred (the “Initial Series GG Liquidation Preference”); or (ii) if the Liquidation Event occurs more than eighteen (18) months after the Original Issue Date of the Series GG Preferred, the amount of $3.1611 per share for each share of Series GG Preferred then held by them (as adjusted for stock splits, stock dividends, recapitalizations, and similar events) plus an amount equal to all declared but unpaid dividends from the date of issuance of such share on the Series GG Preferred (the “Subsequent Series GG Liquidation Preference,” or the Initial Series GG Liquidation Preference, as applicable, the “Series GG Preference Amount”). If the assets and funds thus distributed among the holders of the

Series GG Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series GG Preferred in proportion to the full Series GG Preference Amount to which each such holder is entitled.

2.         Series FF Preference Amount. After the payment of or the setting aside for payment of the aggregate Series GG Preference Amount, the holders of the Series FF Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock, Series AA Preferred, Series BB Preferred, Series CC Preferred, Series DD Preferred or Series EE Series by reason of their ownership of such stock, the amount of (i) $4.119 per share for each share of Series FF Preferred then held by them (as adjusted for stock splits, stock dividends, recapitalizations, and similar events), plus an amount equal to all declared but unpaid dividends from the date of issuance of such share on the Series FF Preferred (the “Series FF Preference”) and (ii) an amount per share equal to $10,589,929.26 divided by the number of shares of Series FF-1 Preferred Stock outstanding on the 31st day following the filing of this Certificate of Incorporation for each share of Series FF-1 Preferred Stock then held by them, plus an amount equal to all declared but unpaid dividends from the date of issuance of such share on the Series FF-1 Preferred Stock (the “Series FF-1 Preference,” together with the Series FF Preference, the “Series FF Preference Amount”). If, after the payment of or the setting aside for payment of the aggregate Series GG Preference Amount, the assets and funds thus distributed among the holders of the Series FF Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series FF Preferred in proportion to the full Series FF Preference Amount to which each such holder is entitled.

3.         Series EE Preference Amount and Series DD Preference Amount. After the payment of or the setting aside for payment of the aggregate Series GG Preference Amount and the aggregate Series FF Preference Amount, the holders of the Series EE Preferred and the Series DD Preferred shall be entitled to receive, on a pari passu basis, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock, Series AA Preferred, Series BB Preferred, or Series CC Preferred by reason of their ownership of such stock, the amount of (i) $4.515 per share for each share of Series EE Preferred then held by them (as adjusted for stock splits, stock dividends, recapitalizations, and similar events), plus an amount equal to all declared but unpaid dividends from the date of issuance of such share on the Series EE Preferred (the “Series EE Preference Amount”) and (ii) (A) $3.601 per share for each share of Series DD Preferred then held by them (as adjusted for stock splits, stock dividends, recapitalizations, and similar events), plus an amount equal to all declared but unpaid dividends from the date of issuance of such share on the Series DD Preferred (the “Series DD Preference”) and (B) an amount per share equal to $12,614,951.53 divided by the number of shares of Series DD-1 Preferred Stock outstanding on the 31st day following the filing of this Certificate of Incorporation for each share of Series DD-1 Preferred Stock then held by them (as adjusted for stock splits, stock dividends, recapitalizations and similar events), plus an amount equal to all declared but unpaid dividends from the date of issuance of such share on the Series DD-1 Preferred Stock (the “Series DD-1 Preference,” together with the Series DD Preference, the “Series DD Preference Amount”). If, after the payment of or the setting aside for payment of the aggregate Series GG Preference

Amount and Series FF Preference Amount, the assets and funds thus distributed among the holders of the Series EE Preferred and the Series DD Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series EE Preferred and the Series DD Preferred in proportion to the full Series EE Preference Amount and the full Series DD Preference Amount to which each such holder is entitled.

4.         Series AA Preference Amount. After the payment of or the setting aside for payment of the aggregate Series GG Preference Amount, the aggregate Series FF Preference Amount, the aggregate Series EE Preference Amount and the aggregate Series DD Preference Amount, the holders of the Series AA Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock, Series BB Preferred, or Series CC Preferred by reason of their ownership of such stock, the amount of (i) $4.98 per share for each share of Series AA Preferred then held by them (as adjusted for stock splits, stock dividends, recapitalizations, and similar events), plus an amount equal to all declared but unpaid dividends from the date of issuance of such share on the Series AA Preferred (the “Series AA Preference”) and (ii) an amount per share equal to $15,914,625.85 divided by the number of shares of Series AA-1 Preferred Stock outstanding on the 31st day following the filing of this Certificate of Incorporation for each share of Series AA-1 Preferred Stock then held by them (as adjusted for stock splits, stock dividends, recapitalizations and similar events), plus an amount equal to all declared but unpaid dividends from the date of issuance of such share on the Series AA-1 Preferred Stock (the “Series AA-1 Preference,” together with the Series AA Preference, the “Series AA Preference Amount”). If, after the payment of or the setting aside for payment of the aggregate Series GG Preference Amount, the aggregate Series FF Preference Amount, the aggregate Series EE Preference Amount and the aggregate Series DD Preference Amount, the assets and funds thus distributed among the holders of the Series AA Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution after the payment of or the setting aside for payment of the aggregate Series GG Preference Amount, the aggregate Series FF Preference Amount, the aggregate Series EE Preference Amount and the aggregate Series DD Preference Amount shall be distributed ratably among the holders of the Series AA Preferred in proportion to the full Series AA Preference Amount to which each such holder is entitled.

5.         Series BB Preference Amount. After the payment of or the setting aside for payment of the aggregate Series GG Preference Amount, the aggregate Series FF Preference Amount, the aggregate Series EE Preference Amount, the aggregate Series DD Preference Amount and the aggregate Series AA Preference Amount, the holders of the Series BB Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock, or Series CC Preferred by reason of their ownership of such stock, the amount of (i) $2.49 per share for each share of Series BB Preferred then held by them (as adjusted for stock splits, stock dividends, recapitalizations, and similar events), plus an amount equal to all declared but unpaid dividends from the date of issuance of such share on the Series BB Preferred (the “Series BB Preference”) and (ii) an amount per share equal to $11,575,614.10 divided by the number of shares of Series BB-1 Preferred Stock outstanding on the 31st day following the filing of this Certificate of Incorporation for each share of Series BB-1 Preferred Stock then held by them (as adjusted for stock splits, stock dividends, recapitalizations and similar events), plus an amount equal to all declared but unpaid dividends from the date of issuance of such share on the Series BB-1 Preferred Stock (the “Series BB-1 Preference,” together with the Series BB Preference, the “Series BB Preference Amount”). If, after the payment of or the setting aside for payment of the aggregate Series GG Preference Amount, the aggregate Series FF Preference Amount, the aggregate Series EE Preference Amount, the aggregate Series DD Preference Amount and the aggregate Series AA Preference Amount, the assets and funds thus distributed among the holders of the Series BB Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series BB Preferred in proportion to the full Series BB Preference Amount to which each such holder is entitled.

6.         Remaining Assets.

a.         After the payment of or the setting aside for payment of the aggregate Series GG Preference Amount, Series FF Preference Amount, Series EE Preference Amount, Series DD Preference Amount, Series BB Preference Amount and Series AA Preference Amount as set forth in Sections B.1, B.2, B.3, B.4 and B.5 above, the remaining assets and funds of the Corporation legally available for distribution to the holders of Series AA Preferred, Series BB Preferred, Series CC Preferred, Series DD Preferred, Series EE Preferred, Series FF Preferred, Series GG Preferred and Common Stock of the Corporation (the amount of proceeds available for distribution to the Series AA Preferred, Series BB Preferred, Series CC Preferred, Series DD Preferred, Series EE Preferred, Series FF Preferred, Series GG Preferred and Common Stock of the Corporation at each level of distribution in this Section B.6, following payment of all senior payment amounts, is referred to as the “Available Proceeds”), if any, shall be distributed among the holders of the Series AA Preferred, Series BB Preferred, Series CC Preferred, Series DD Preferred, Series EE Preferred, Series FF Preferred, Series GG Preferred and Common Stock of the Corporation as follows:

b.         An amount equal to the result obtained by multiplying the Available Proceeds by a fraction, the numerator of which is the number of shares of Common Stock issuable on conversion of the then outstanding Series GG Preferred and the denominator of which is the total number of shares of Common Stock and Preferred Stock outstanding (calculated on an as converted basis), (the “Series GG Available Proceeds”) shall be distributed ratably among the holders of the Series GG Preferred.

c.         An amount equal to the result obtained by multiplying the Available Proceeds by a fraction, the numerator of which is the number of shares of Common Stock issuable on conversion of the then outstanding Series FF Preferred and the denominator of which is the total number of shares of Common Stock and Preferred Stock outstanding (calculated on an as converted basis), (the “Series FF Available Proceeds”) shall be distributed ratably among the holders of the Series FF Preferred.

d.         An amount equal to the result obtained by multiplying the Available Proceeds by a fraction, the numerator of which is the number of shares of Common Stock issuable on conversion of the then outstanding Series EE Preferred and the denominator of which is the total number of shares of Common Stock and Preferred Stock outstanding (calculated on an as converted basis), (the “Series EE Available Proceeds”) shall be distributed ratably among the holders of the Series EE Preferred.

e.         An amount equal to the result obtained by multiplying the Available Proceeds by a fraction, the numerator of which is the number of shares of Common Stock issuable on conversion of the then outstanding Series DD Preferred and the denominator of which is the total number of shares of Common Stock and Preferred Stock outstanding (calculated on an as converted basis), (the “Series DD Available Proceeds”) shall be distributed ratably among the holders of the Series DD Preferred.

f.         Until the holders of the Series CC Preferred have received an amount equal to $20.00 per share for each share of Series CC Preferred then held by them (as adjusted for stock splits, stock dividends, recapitalizations, and similar events), (i) fifty percent (50%) of the Available Proceeds remaining after subtracting the, Series GG Available Proceeds, the Series FF Available Proceeds, Series EE Available Proceeds and the Series DD Available Proceeds (the “Remaining Proceeds”) will be distributed to the holders of Series CC Preferred on a pro rata basis and (ii) the other fifty percent (50%) of the Remaining Proceeds will be allocated and, subject to the proviso at the end of this Section B.6.f, distributed among the holders of the Series AA Preferred, Series BB Preferred, and Common Stock, pro rata on an as converted to Common Stock basis (except that, following the calculation of such pro rata allocation, fifty percent (50%) of the Remaining Proceeds otherwise allocable to the shares of Series BB Preferred on a pro rata basis pursuant to this Section B.6.f shall instead be distributed as additional proceeds to the holders of the Series AA Preferred on a pro rata basis).

g.         Next, until the holders of the Series CC Preferred have received an amount equal to $60.00 per share (including all amounts received with respect to such Series CC Preferred pursuant to Section B.6(f) above) for each share of Series CC Preferred then held by them (as adjusted for stock splits, stock dividends, recapitalizations, and similar events), (i) seven percent (7%) of the Remaining Proceeds will be distributed to the holders of Series CC Preferred on a pro rata basis and (ii) the other ninety-three percent (93%) of the Remaining Proceeds will be allocated and, subject to the proviso at the end of this Section B.6(g), distributed among the holders of the Series AA Preferred, Series BB Preferred and Common Stock, pro rata on an as converted to Common Stock basis (except that, following the calculation of such pro rata allocation, fifty percent (50%) of the Remaining Proceeds otherwise allocable to the shares of Series BB Preferred on a pro rata basis pursuant to this Section B.6.g shall instead be distributed as additional proceeds to the holders of the Series AA Preferred on a pro rata basis); and

h.         Thereafter, (i) three and one-half percent (3.5%) of the Remaining Proceeds will be distributed to the holders of Series CC Preferred on a pro rata basis and (ii) the other ninety-six and one-half percent (96.5%) of the Remaining Proceeds will be allocated and, subject to the proviso at the end of this Section B.6.h, distributed among the holders of the Series AA Preferred, Series BB Preferred and Common Stock, pro rata on an as converted to Common Stock basis (except that, following the calculation of such pro rata allocation, fifty percent (50%) of the Remaining Proceeds otherwise allocable to the shares of Series BB Preferred on a pro rata basis pursuant to this Section B.6.h shall instead be distributed as additional proceeds to the holders of the Series AA Preferred on a pro rata basis).

7.        Liquidation Event.

a.        For purposes of this Section B, a Liquidation Event shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) in which in excess of 50% of the Corporation’s voting power is transferred; or (ii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets or intellectual property of the Corporation and its subsidiaries, taken as a whole; provided, however, that any sale of capital stock by the Corporation primarily for capital raising purposes shall not constitute a Liquidation Event for purposes of this Section B.

b.        The Corporation shall not enter into a transaction described in the foregoing Section B.7.a that does not provide for the allocation of consideration set forth in this Section B. In the event that the requirements of this Section B are not complied with, the Corporation shall forthwith either (i) cause the closing of such transaction to be postponed until such time as the requirements of this Section B have been complied with or (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges and existing immediately prior to such proposed transaction.

8.        Non-Cash Consideration. In any of the events specified in Section B.7 above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

a.        Securities not subject to investment letter or other similar restrictions on free marketability:

(i)    if traded on a securities exchange or the Nasdaq National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty day trading period ending three days prior to the closing;

(ii)    if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty day trading period ending three days prior to the closing; and

(iii)    if there is no active public market, the value shall be the fair market value thereof, as reasonably determined in good faith by the Board which shall include at least a majority of the directors elected solely by holders of Preferred Stock

b.        The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in clauses a (i), (ii) or (iii) to reflect the approximate fair market value thereof, as determined in good faith by the Board.

c.        The Corporation shall give each holder of record of the Series AA Preferred, Series BB Preferred, Series CC Preferred, Series DD Preferred, Series EE Preferred, Series FF Preferred and Series GG Preferred written notice of such impending transaction not later than 20 days prior to the stockholders’ meeting called to approve such transaction, or 20 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section B, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than 20 days after the Corporation has given the first notice provided for herein or sooner than ten days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the stockholders that represent at least a majority of the voting power of all then outstanding shares of Series AA Preferred, Series BB Preferred, Series DD Preferred, Series EE Preferred, Series FF Preferred and Series GG Preferred, voting together as a single class.

d.        In the event the requirements of Section B.8.c are not complied with, the Corporation shall forthwith either (i) cause such closing to be postponed until such time as the requirements of this Section B have been complied with, or (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges and existing immediately prior to the date of the first notice referred to in Section B.8.c hereof.

9.        Preferred Stock Provision. Notwithstanding Sections B.1 through B.6 above, in the event of a Liquidation Event, for each share of Series AA Preferred, Series BB Preferred, Series CC Preferred, Series DD Preferred, Series EE Preferred, Series FF Preferred and Series GG Preferred, the Corporation shall pay to the holder of such Preferred Stock an amount equal to the greater of (a) the amount payable on such share of Series AA Preferred, Series BB Preferred, Series CC Preferred, Series DD Preferred, Series EE Preferred, Series FF Preferred and Series GG Preferred (as applicable) pursuant to the liquidation preference provision of Sections B.1 through B.6 above in connection with such Liquidation Event or (b) the amount that would have been payable on such share of Series AA Preferred, Series BB Preferred, Series CC Preferred, Series DD Preferred, Series EE Preferred, Series FF Preferred and Series GG Preferred (as applicable) had it been converted to Common Stock immediately prior to the Liquidation Event. In the event of payment pursuant to clause (b) of this Section B.9, such share of Series AA Preferred, Series BB Preferred, Series CC Preferred, Series DD Preferred, Series EE Preferred, Series FF Preferred and Series GG Preferred (as applicable) shall be deemed to have been converted to Common Stock as of the date of the liquidation, dissolution or winding up event and shall not be entitled to any rights to any applicable Preference Amount of the applicable series of Preferred Stock. Notwithstanding anything to the contrary set forth herein, in no event shall the holders of Prior Preferred be entitled to receive an aggregate amount greater than $105,050,000 pursuant to the provisions of Section B.2 through B.5 hereof.

C.        Redemption. The Preferred Stock is not redeemable.

D.        Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

1.        Right to Convert. Each share of Preferred Stock (other than Series CC Preferred) shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Issuance Price by the applicable Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Issuance Price for the Series AA Preferred shall be $3.00; Series BB Preferred shall be $3.00; Series DD Preferred shall be $4.14; Series EE Preferred shall be $5.19; Series FF Preferred shall be $4.52742; and Series GG Preferred shall be $2.5289. Initially, as of the date hereof, the Conversion Price for the Series AA Preferred shall be $3.00; for the Series BB Preferred shall be $3.00; for the Series DD Preferred shall be $4.14; for the Series EE Preferred shall be $5.0749; for the Series FF Preferred shall be $4.52742; and for the Series GG Preferred shall be $2.5289, in each case subject to adjustment as hereinafter provided. The Issuance Price and Conversion Price for Series CC Preferred shall be determined in accordance with Section D.2.g below. The number of shares of Common Stock into which a share of Series AA Preferred, Series BB Preferred, Series CC Preferred, Series DD Preferred, Series EE Preferred, Series FF Preferred and Series GG Preferred is convertible is hereinafter referred to as the “Conversion Rate” of the Series AA Preferred, Series BB Preferred, Series CC Preferred, Series DD Preferred, Series EE Preferred, Series FF Preferred and Series GG Preferred, as appropriate. Upon conversion, the rights incident to a share of Preferred Stock (including, but not limited to, the rights to any declared but unpaid dividends) shall be automatically terminated.

2.        Automatic Conversion.

a.        Each share of Prior Preferred and Series GG Preferred (collectively, the “Series Preferred”) shall automatically be converted into shares of Common Stock at the then-effective Conversion Price upon the earlier to occur of (i) the closing of a firm commitment underwritten (by underwriters acceptable to the holders of a majority of the Series Preferred, voting together on an as converted basis) public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public (a) with a per share public offering price of no less than $5.0818 per share (as adjusted for stock splits, stock dividends, recapitalizations, and similar events), (b) with aggregate gross proceeds to the Corporation (prior to payment of underwriting commissions and offering expenses) of not less than $50,000,000, and (c) listed by a nationally recognized underwriter on a nationally recognized exchange in the United States (a “Qualified IPO”) provided, however, that if the initial firmly underwritten public offering of the Corporation does not meet the requirements of either or both (a) and (b) above but the requirement of (c) is met, all Series Preferred of the Corporation shall nonetheless automatically convert into Common Stock if approved by a majority of holders the Series Preferred, voting together as a single class on an as-converted basis, and such initial firmly underwritten public offering shall be deemed to fall within the definition of Qualified IPO; and (ii) pursuant to a duly solicited written consent of the holders of at least two-thirds (66 2/3%) of the then outstanding shares of the Series Preferred voting together on an as converted basis in favor of the conversion of all of the shares of the Series Preferred, provided, however, that the Series GG Preferred cannot be converted to Common Stock under this clause (ii) without the consent of a majority of the holders of the Series GG Preferred. In the event of the automatic conversion of the Series Preferred upon a Qualified IPO as set forth in subsection (i) hereof, the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series Preferred shall not be deemed to have converted such Series Preferred until immediately prior to the closing of such Qualified IPO. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section D.3 below.

b.        All or less than all (and if less than all, on a pro rata basis) of the shares of Series GG Preferred shall automatically be converted into shares of Common Stock at the then-effective Conversion Price pursuant to a duly solicited written consent of the holders of at least a majority of the then outstanding shares of Series GG Preferred voting together on an as converted basis in favor of the conversion of all or less than all of the shares of the Series GG Preferred. This procedure is separate from and without limitation upon the procedure described in Section D.2.a above.

c.        All or less than all (and if less than all, on a pro rata basis) of the shares of Series FF Preferred shall automatically be converted into shares of Common Stock at the then-effective Conversion Price pursuant to a duly solicited written consent of the holders of at least a majority of the then outstanding shares of Series FF Preferred voting together on an as converted basis in favor of the conversion of all or less than all of the shares of the Series FF Preferred. This procedure is separate from and without limitation upon the procedure described in Section D.2.a above.

d.        All or less than all (and if less than all, on a pro rata basis) of the shares of Series EE Preferred shall automatically be converted into shares of Common Stock at the then-effective Conversion Price pursuant to a duly solicited written consent of the holders of at least a majority of the then outstanding shares of Series EE Preferred voting together on an as converted basis in favor of the conversion of all or less than all of the shares of the Series EE Preferred. This procedure is separate from and without limitation upon the procedure described in Section D.2.a above.

e.        All or less than all (and if less than all, on a pro rata basis) of the shares of Series DD Preferred shall automatically be converted into shares of Common Stock at the then-effective Conversion Price pursuant to a duly solicited written consent of the holders of at least a majority of the then outstanding shares of Series DD Preferred voting together on an as converted basis in favor of the conversion of all or less than all of the shares of the Series DD Preferred. This procedure is separate from and without limitation upon the procedure described in Section D.2.a above.

f.        All or less than all (and if less than all, on a pro rata basis) of the shares of Series BB Preferred shall automatically be converted into shares of Common Stock at the then-effective Conversion Price pursuant to a duly solicited written consent of the holders of at least a majority of the then outstanding shares of Series BB Preferred voting together on an as converted basis in favor of the conversion of all or less than all of the shares of the Series BB Preferred. This procedure is separate from and without limitation upon the procedure described in Section D.2.a above.

g.        All or less than all (and if less than all, on a pro rata basis) of the shares of Series AA Preferred shall automatically be converted into shares of Common Stock at the then-effective Conversion Price pursuant to a duly solicited written consent of the holders of at least a majority of the then outstanding shares of Series AA Preferred voting together on an as converted basis in favor of the conversion of all or less than all of the shares of the Series AA Preferred. This procedure is separate from and without limitation upon the procedure described in Section D.2.a above.

h.        Each share of Series CC Preferred shall automatically be converted into shares of Common Stock at the then-effective Conversion Price (as determined in accordance with the last sentence of this Section D.2.g) upon the closing of a Qualified IPO. In the event of the automatic conversion of the Series CC Preferred upon a Qualified IPO, the person(s) entitled to receive the Common Stock issuable upon such conversion of Series CC Preferred shall not be deemed to have converted such Series CC Preferred until immediately prior to the closing of such Qualified IPO. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section D.3. In the event of such a conversion, each share of Series CC Preferred shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) $60.00 (as adjusted for stock splits, stock dividends, recapitalizations, and similar events) by (ii) the price per share to the public of the Common Stock sold in such Qualified IPO.

i.    Upon Failure to Participate in Subsequent Financing.

(i)    Special Definitions. For purposes of this Section 2.i. the following definitions shall apply:

1) “Mandatory Pro Rata Share” shall be, with respect to a Qualified Holder, a number of securities determined by multiplying the aggregate number of Offered Securities in a Qualified Financing by a fraction, the numerator of which is equal to the number of shares of Preferred Stock held by a Qualified Holder, and the denominator of which is equal to the number of shares of Preferred Stock held by all Qualified Holders.

2) “Qualified Financing” means any financing transaction occurring after the date hereof in which the Corporation sells Additional Shares of Common Stock (as defined below) unless the Board of Directors, including a majority of the Preferred Directors, determines by a vote or written consent that a financing shall not be subject to the provisions of this Section 2.i. For the avoidance of doubt, the issuance of the Series GG Preferred Stock shall not be a Qualified Financing.

3) “Offered Securities” means the equity securities of the Corporation set aside by the Board of Directors, including a majority of the Preferred Directors, for purchase by Qualified Holders in connection with a Qualified Financing, and offered to such Qualified Holders.

4) “Qualified Holder” means a holder of shares of the Corporation’s Preferred Stock; provided, however, that a Qualified Holder shall be deemed to have participated in a Qualified Financing, if, and to the extent that, its Affiliates (as defined below), including entities that are not current stockholders of the Corporation, participate in such Qualified

Financing, and are identified as “Affiliates” of such Qualified Holder at the time of such Qualified Financing. For purposes hereof, “Affiliate” shall mean with respect to any Qualified Holder any person, entity or firm which, directly or indirectly, controls, is controlled by or is in common control with such Qualified Holder, including, without limitation, any general partner, managing member, officer or director of such Qualified Holder or any venture capital fund now or hereafter existing that is controlled by one or more general partners (or member thereof) or managing members (or member thereof) of, or shares the same management company (or member or stockholder thereof) with, such Qualified Holder.

(ii)    Notice to Participate in Subsequent Financing. At least twenty (20) days before the consummation of a Qualified Financing, the Corporation shall have delivered a notice (a “Notice”) to each Qualified Holder (a) stating the Corporation’s bona fide intention to consummate the Qualified Financing, (b) indicating the number of securities to be offered in the Qualified Financing and the number of Offered Securities to be offered to the Qualified Holders, (c) indicating the price and terms upon which it proposes to offer such securities, (d) identifying the Mandatory Pro Rata Share of each Qualified Holder, and (e) offering each Qualified Holder the right to purchase such Qualified Holder’s Mandatory Pro Rata Share of the Offered Securities within the time periods set forth in the Notice.

(iii)    Effect of Non-Participation. If a Qualified Holder fails to purchase its Mandatory Pro Rata Share in a Qualified Financing after receipt of Notice (a “Non-Participating Qualified Holder”), then all shares of Preferred Stock (including any shares of Preferred Stock underlying any warrant, option or similar agreement to purchase Preferred Stock) held by such Qualified Holder shall be automatically converted immediately upon the consummation of such Qualified Financing, and without any further action of the Qualified Holder or the Corporation, into Common Stock (or, if applicable, into a right to purchase Common Stock) at the then effective Conversion Rate for such series of Preferred Stock (but excluding any prior adjustments of such Conversion Rate pursuant to Section 4.d below that occur in connection with such Qualified Financing) and (2) such Non-Participating Qualified Holder shall lose the right, if any, to designate a member of the Board or to send a representative to meetings of the Board. Upon the conversion of the Preferred Stock held by a Non-Participating Qualified Holder, such shares of Preferred Stock shall no longer be outstanding on the books of the Corporation. Notwithstanding the failure of any Non-Participating Qualified Holder to surrender the certificates for such shares on or before such time, all rights with respect to such shares shall immediately cease and terminate at the time of the conversion, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly. For the avoidance of doubt, any contractual rights of shares of Preferred Stock that are converted into Common Stock pursuant to this Section 2.i.iii, including, without limitation, registration rights, preemptive rights, right of first refusal and co-sale rights, shall terminate upon such conversion.

3.        Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon the conversion of Preferred Stock. In lieu of any fractional shares to which the holder of Preferred Stock would otherwise be entitled upon conversion to Common Stock, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined in good faith by the Board. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock of each holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section D.2, the outstanding shares of the applicable series of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder (i) in the amount of any cash amounts payable for any declared and unpaid dividends on the shares of Preferred Stock being converted in the case of an automatic conversion as the result of a conversion and (ii) for any fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or in the case of automatic conversion immediately prior to the closing of the Qualified IPO, on the effective date of such written consent, immediately prior to the liquidation event or at 5:01 P.M. (California time) on the date fixed for such conversion (as applicable), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

4.        Adjustments to Conversion Price for Dilutive Issues:

a.        Special Definitions. For purposes of this Section 4, the following definitions shall apply:

(i)    “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(ii)    “Original Issue Date” shall mean, with respect to a class or series of capital stock, the date on which the first share of such class or series of capital stock was first issued by the Corporation.

(iii)     “Convertible Securities” shall mean any evidences of indebtedness, shares (other than the Common Stock) or other securities convertible into or exchangeable for Common Stock.

(iv)     “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section D.4.b, deemed to be issued) by the Corporation, other than:

1)         shares of the Corporation’s Common Stock issued upon conversion of the Preferred Stock;

2)         shares of the Corporation’s Common Stock (or related options) issued after the Original Issue Date of the Series GG Preferred to employees, officers, directors, consultants, or other persons performing services for the Corporation (including, but not by way of limitation, distributors and sales representatives) pursuant to any stock offering, plan, or arrangement approved by the Board (including at least a majority of the Preferred Directors);

3)         shares of the Corporation’s capital stock issued in connection with any stock split, stock dividend, or recapitalization by the Corporation for which adjustment to the Series AA Conversion Price, Series BB Conversion Price, Series DD Conversion Price, Series EE Conversion Price, Series FF Conversion Price and Series GG Conversion Price is made pursuant to Section D.6;

4)         shares issued in a public offering in connection with which all of the then-outstanding Preferred Stock will be converted pursuant to Section D.2;

5)         shares of the Corporation’s capital stock issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of all or substantially all of the assets, or other reorganization unanimously approved by the Board;

6)         up to 200,000 shares (appropriately adjusted for stock splits, stock dividends, recapitalizations and similar events) of the Corporation’s capital stock issued after the Original Issue Date of the Series GG Preferred to financial institutions in connection with the extension of credit to the Corporation, lessors in connection with the lease of equipment and landlords in connection with the lease of office, laboratory, warehouse or other similar property, provided that any such issuances are approved by the Board;

7)         shares of the Corporation’s Common Stock issued upon the conversion or exercise of any securities convertible into the Common Stock, including convertible debt, warrants, options and the Preferred Stock, outstanding as of Original Issue Date of the Series GG Preferred;

8)         up to 200,000 shares (appropriately adjusted for stock splits, stock dividends, recapitalizations and similar events) of the Corporation’s capital stock issued after the Original Issue Date of the Series GG Preferred to consultants, suppliers or third party service providers to the Corporation, or affiliates of such parties; provided that any such issuances are approved by the Board;

9)         shares of Series AA-1 Preferred Stock, shares of Series BB-1 Preferred Stock, shares of Series DD-1 Preferred Stock, and shares of Series FF-1 Preferred Stock; and

10)       shares of Series GG Preferred Stock.

b.         Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date of the Series GG Preferred shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time and without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section D.4.d hereof) of such Additional Shares of Common Stock would be less than the Conversion Price for the Series GG Preferred in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(i)     no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of the Options or conversion or exchange of the Convertible Securities described in this Section D.4.b;

(ii)     if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)     upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

1)         in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

2)         in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(iv)     no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Conversion Price for any series of Preferred Stock to an amount that exceeds the lower of (A) the Conversion Price for such series of Preferred Stock on the original adjustment date, or (B) the Conversion Price for such series of Preferred Stock that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

(v)     in the case of any Options that expire by their terms not more than 90 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options.

c.    Adjustment of Conversion Price upon Issuance of Additional Shares of Common Stock. In the event this Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section D.4.b) after the Original Issue Date of the Series GG Preferred without consideration or for consideration per share less than the Conversion Price for any series of Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price for any such series of Preferred Stock (other than the Series CC Preferred) shall be reduced, concurrently with such issue, to a price determined by multiplying the Conversion Price for such series immediately prior to such issue by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue (including shares issuable upon conversion of the outstanding Preferred Stock) plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the then effective Conversion Price of the applicable series of Preferred Stock; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue (including shares issuable upon conversion of the outstanding Preferred Stock) plus the number of such Additional Shares of Common Stock so issued. For the purposes of adjusting the Conversion Price of any series of Preferred Stock, the grant, issue or sale of Additional Shares of Common Stock consisting of the same class of security issued at the same price at two or more closings held within a six-month period shall be aggregated and shall be treated as one sale of Additional Shares of Common Stock occurring on the earliest date on which such securities were granted, issued or sold.

d.         Determination of Consideration. For purposes of this Section D.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(i)     Cash and Property: Such consideration shall:

1)         insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

2)         insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board irrespective of any accounting treatment; and

3)         in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

(ii)     Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.b, relating to Options and Convertible Securities, shall be determined by dividing

1)         the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

2)         the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

5.         Fractional Shares. In lieu of any fractional shares to which the holder of Preferred Stock would otherwise be entitled upon conversion to Common Stock, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined in good faith by the Board. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock of each holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

6.         Adjustment of Conversion Price. The Conversion Price of each series of Preferred Stock shall be subject to adjustment from time to time as follows:

a.         If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split up of shares of Common Stock without a corresponding subdivision of the Preferred Stock, then, on the date such payment is made or such change is effective, the Conversion Price of each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of such series of Preferred Stock shall be increased in proportion to such increase of outstanding shares.

b.         If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock without a corresponding combination of the Preferred Stock, then, on the effective date of such combination, the Conversion Price of each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of such series of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

c.         Without limiting the provisions of Article FOUR, Section A above, in case the Corporation shall declare a cash dividend upon its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), then, in each such case, the holders of the Preferred Stock shall, concurrent with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which such Preferred Stock is then convertible.

d.         In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and that does not result in any change in the Common Stock), the shares of Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder of Preferred Stock would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition such holder had converted its shares of Preferred Stock into Common Stock. The provisions of this Section D.6.d shall similarly apply to successive reorganizations, reclassification, consolidations, mergers, sales or other dispositions.

e.         All calculations under this Section D.6 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

f.         The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

7.         Minimal Adjustments. No adjustment in the Conversion Price for the Preferred Stock need be made if such adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 that is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustments that, on a cumulative basis, amount to an adjustment of $0.01 or more in the Conversion Price.

8.         No Impairment. Except as otherwise provided herein, the Corporation will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section D and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

9.         Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

10.       Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section D, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate signed by an Officer of the Corporation setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of Preferred Stock.

11.       Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right, the Corporation shall mail to each holder of Preferred Stock at least 20 days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution, or right.

12.         Status of Converted or Redeemed Stock. Any share of Preferred Stock converted, repurchased, or otherwise acquired by the Corporation shall be retired and canceled and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock.

E.         Voting Rights. Except as otherwise required by law or as set forth herein, the holder of each share of Common Stock issued and outstanding shall have one vote with respect to such share. The holder of each share of Preferred Stock (other than Series CC Preferred) shall be entitled with respect to such share to a number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Except as required by law, the Series CC Preferred shall not have any voting rights. Holders of Common Stock and Preferred Stock (including the Series CC Preferred) shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation. Fractional votes by the holders of voting Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) be rounded to the nearest whole number.

F.         Protective Provisions.

1.         Vote of Series Preferred. In addition to any other rights provided by law, so long as at least 3,100,000 shares of Series Preferred are outstanding (as adjusted for any stock dividends, contributions, splits, recapitalizations or the like with respect to such shares), this Corporation shall not (whether by amendment or restatement of this Amended and Restated Certificate of Incorporation, by agreement, merger, consolidation, recapitalization or otherwise), without first obtaining the affirmative vote or written consent of the holders of at least a majority of the then outstanding shares of the Series Preferred, voting together as a single class on an as converted to Common Stock basis:

a.         alter, change or amend the rights, preferences or privileges of the Series Preferred;

b.         amend or waive any provision of the Corporation’s Amended and Restated Certificate of Incorporation or Bylaws in a manner that adversely affects the Series Preferred;

c.         increase or decrease the authorized number of shares of Common Stock or Preferred Stock;

d.         authorize or create shares of any class or series of stock or any other security convertible into or exchangeable for shares of any class or series of stock having any rights, preferences or privileges which are superior to or on a parity with any such rights, preferences or privileges of any series of Series Preferred;

e.         engage in any Liquidation Event, including without limitation, a merger, recapitalization or reorganization of the Corporation with or into any other corporation or entity, or a sale, lease, license or other disposition of all or substantially all of the assets of the Corporation, or engage in any transaction or series of related transactions in which the voting power of the Corporation is transferred to another entity or entities (other than any sale of capital stock by the Corporation primarily for capital raising purposes);

f.         constitutes a dissolution, liquidation, or bankruptcy proceeding of the Corporation;

g.         redeem, repurchase or declare a dividend on any of the Corporation’s capital stock (other than a dividend or distributions payable solely in shares of Common Stock or a repurchase of capital stock pursuant to equity incentive agreements approved by the Board of Directors with employees, officers, directors and consultants giving the Corporation the right to repurchase shares of Common Stock upon the termination of services);

h.         results in the payment of any dividend on any class or series of stock; or

i.         effects a reclassification or recapitalization of the outstanding capital stock of the Corporation.

2.         Separate Vote of Series GG Preferred. In addition to any other rights provided by law, so long as any shares of Series GG Preferred are outstanding, this Corporation shall not (whether by amendment or restatement of this Amended and Restated Certificate of Incorporation, by agreement, merger, consolidation, recapitalization or otherwise), without first obtaining the affirmative vote or written consent of the holders of at least a majority of the then outstanding shares of the Series GG Preferred:

a.         alter, change or amend the rights, preferences or privileges of the Series GG Preferred;

b.         increase or decrease the number of authorized shares of Series GG Preferred;

c.         amend or waive any provision of the Corporation’s Amended and Restated Certificate of Incorporation or Bylaws in a manner that adversely affects the Series GG Preferred in a manner different than other series of Series Preferred;

d.         within a period of eighteen (18) months from the Original Issue Date of the Series GG Preferred, authorizes or creates any new securities that have rights or preferences senior to the Series GG Preferred as to dividend rights or liquidation, redemption, voting preferences or otherwise; or

e.        alter, change, amend or waive any provision of Section D.2.i of the Corporation’s Amended and Restated Certificate of Incorporation.

3.        Separate Vote of Series FF Preferred. In addition to any other rights provided by law, so long as any shares of Series FF Preferred are outstanding, this Corporation shall not (whether by amendment or restatement of this Amended and Restated Certificate of Incorporation, by agreement, merger, consolidation, recapitalization or otherwise), without first obtaining the affirmative vote or written consent of the holders of at least a majority of the then outstanding shares of the Series FF Preferred:

a.        alter, change or amend the rights, preferences or privileges of the Series FF Preferred;

b.        increase or decrease the number of authorized shares of Series FF Preferred; or

c.        amend or waive any provision of the Corporation’s Amended and Restated Certificate of Incorporation or Bylaws in a manner that adversely affects the Series FF Preferred in a manner different than other series of Series Preferred.

4.        Separate Vote of Series EE Preferred. In addition to any other rights provided by law, so long as any shares of Series EE Preferred are outstanding, this Corporation shall not (whether by amendment or restatement of this Amended and Restated Certificate of Incorporation, by agreement or merger or otherwise), without first obtaining the affirmative vote or written consent of the holders of at least a majority of the then outstanding shares of the Series EE Preferred:

a.        alter, change or amend the rights, preferences or privileges of the Series EE Preferred;

b.        increase or decrease the number of authorized shares of Series EE Preferred; or

c.        amend or waive any provision of the Corporation’s Amended and Restated Certificate of Incorporation or Bylaws in a manner that adversely affects the Series EE Preferred in a manner different than other series of Series Preferred.

5.        Separate Vote of Series DD Preferred. In addition to any other rights provided by law, so long as at least 500,000 shares of Series DD Preferred are outstanding (as adjusted for any stock dividends, contributions, splits, recapitalizations or the like with respect to such shares), this Corporation shall not (whether by amendment or restatement of this Amended and Restated Certificate of Incorporation, by agreement or merger or otherwise), without first obtaining the affirmative vote or written consent of the holders of at least a majority of the then outstanding shares of the Series DD Preferred:

a.        alter, change or amend the rights, preferences or privileges of the Series DD Preferred;

b.        increase or decrease the number of authorized shares of Series DD Preferred; or

c.        amend or waive any provision of the Corporation’s Amended and Restated Certificate of Incorporation or Bylaws in a manner that affects the Series DD Preferred.

G.        Authorized Number of Shares of Common Stock. Subject to Section F hereof, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware, the authorized number of shares of Common Stock may be increased or decreased (but not decreased below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the shares of Preferred Stock and Common Stock, voting together as a single class, and without the affirmative vote of the holders of a majority of the shares of Common Stock, voting as a separate class.

FIVE. In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

SIX. The Board shall consist of seven members.

A.        Board Composition.

1.        Number of Directors. Except as reduced by this Article Six, there shall be seven directors of the corporation.

2.        Election by Class. The directors shall be elected as follows:

a.        Two directors (the “Series AA Directors”) shall be elected by the holders of a majority of the outstanding shares of Series AA Preferred, voting as a separate class.

b.        One director (the “Series DD Director”) shall be elected by the holders of a majority of the outstanding shares of Series DD Preferred, voting as a separate class.

c.        One director (the “Series GG Director”) shall be elected by the holders of a majority of the outstanding shares of Series GG Preferred, voting as a separate class. The “Preferred Directors” means the Series AA Directors, Series DD Directors, and Series GG Directors, and a “majority of the Preferred Directors” means with the vote of at least 3 of the Preferred Directors.

d.        Three (3) directors (the “Joint Directors”) shall be elected by the holders of a majority of the outstanding shares of the Common Stock and Preferred Stock (other than the Series CC Preferred), voting together as a single class on an as converted to Common Stock basis.

3.        Vacancies.

a.        In the event of a vacancy on the Board created by the resignation, death, or removal of a Series AA Director, such vacancy shall be filled: (i) by the Board, provided that such approval shall include a majority of the remaining Series AA Directors then in office or (ii) by vote or written consent of the holders of a majority of the Series AA Preferred then outstanding.

b.        In the event of a vacancy on the Board created by the resignation, death, or removal of a Series DD Director, such vacancy shall be filled: (i) by the Board upon receipt by the Board of, and in accordance with, a written consent specifying the new director to fill such vacancy and signed by the holders of a majority of the shares of Series DD Preferred, or (ii) by vote or written consent of the holders of a majority of the Series DD Preferred then outstanding.

c.        In the event of a vacancy on the Board created by the resignation, death, or removal of a Series GG Director, such vacancy shall be filled: (i) by the Board upon receipt by the Board of, and in accordance with, a written consent specifying the new director to fill such vacancy and signed by the holders of a majority of the shares of Series GG Preferred, or (ii) by vote or written consent of the holders of a majority of the Series GG Preferred then outstanding.

d.        In the event of a vacancy on the Board created by the resignation, death, or removal of a Joint Director, such vacancy shall be filled: (i) by the Board upon receipt by the Board of, and in accordance with, a written consent specifying the new director to fill such vacancy and signed by the holders of a majority of the shares of Preferred Stock (other than the Series CC Preferred) and Common Stock then outstanding, voting together as a single class on an as converted to Common Stock basis, or (ii) by vote or written consent of the holders of a majority of the Preferred Stock (other than the Series CC Preferred) and Common Stock then outstanding, voting together as a single class on as converted to Common Stock basis.

SEVEN. Election of the Directors need not be by ballot unless the Bylaws of the Corporation so provide.

EIGHT. The existence of this Corporation shall be defined as perpetual.

NINE. Meetings of the stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such a place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

TEN. To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages or breach of fiduciary duty as a director. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that he or she, his or her testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as director or officer at the request of the Corporation of any predecessor to the Corporation. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article would accrue or arise, prior to such amendment, repeal of adoption of an inconsistent provision.

ELEVEN. Advance notice of new business and stockholder nominations for the election of Director shall be provided in the manner and to the extent provided in the Bylaws of the Corporation.

TWELVE. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statue, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned declares under penalty of perjury that the matters set forth in the Amended and Restated Certificate of Incorporation are true and correct of his own knowledge.

Executed at San Jose, California on July 13, 2010.

BLUEARC CORPORATION

/S/ MICHAEL GUSTAFSON
MICHAEL GUSTAFSON
President and Chief Executive Officer